CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 26, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report of CNL Global Real Estate Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights of the AB Fund" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
December 21, 2009